Exhibit 10.1

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made.

FOURTH AMENDMENT TO SERVICE AGREEMENT

THIS FOURTH AMENDMENT TO SERVICE AGREEMENT (the “Amendment”) is entered into this 9th day of November, 2022 (the “Execution Date”) and is between KAIVAL BRANDS INNOVATIONS GROUP, INC., a Delaware corporation (the “Company”) and QUIKFILLRX, LLC, a Florida limited liability company (the “Contractor”) (Contractor and Company are each a “Party” and collectively referred to as the “Parties”).

R E C I T A L S

WHEREAS, Company and Contractor are parties to the Service Agreement dated March 31, 2020 as amended by a First Amendment dated June 2, 2020 and a Second Amendment dated March 16, 2021 and a Third Amendment dated September 17, 2021 (collectively, the “Agreement”) wherein Contractor agreed to provide certain services, including, but not limited to business planning, staffing and recruitment, training and onboarding, direct sales, marketing, and various other services as set forth on Exhibit “A” to the Agreement;

WHEREAS, the Company and Contractor desire to further amend the Agreement as set forth in this Amendment, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual obligations set forth in the Agreement and the Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree to amend the Agreement as follows:

1.              Recitals. The recitals are true, correct, and incorporated by this reference into the Agreement by this Amendment.

2.              Effective Date. The amendments to the Agreement implemented by this Amendment shall be effective as of November 1, 2022 (the “Effective Date”).

3.              Section 1 Revision. Section 1 of the Agreement is deleted in its entirety and replaced with the following:

“1.          TERM OF AGREEMENT; NAME CHANGE

A.             Term. The initial term (“Term”) of this Agreement will commence on the Effective Date and, unless terminated as provided herein, shall continue and remain in full force and effect until October 31, 2025. The Term shall automatically on renew for successive one (1) year periods beginning November 1, 2025, on the same terms and conditions set forth in this Agreement unless terminated by either Party as set forth in this Agreement.

B.              Name Change. Contractor agrees to change its “doing business as” name to “Kaival Marketing Services” within thirty (30) days following the Effective Date.

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4.              Section 10 Revision. The first sentence of Section 10 is deleted in its entirety and replaced with the following:

“Either Party may terminate this Agreement without cause upon not less than ninety (90) days prior written notice to the other Party.”

5.              Schedule B General Compensation Revision. The section titled “General Compensation” on Schedule B is deleted in its entirety and replaced with the following:

“General Compensation: The following constitute “General Compensation”:

●	For each calendar month commencing on the Effective Date and continuing on the first (1st) of each month thereafter throughout the Term, the Client shall pay the Contractor an amount equal to $125,000 for the Services to be performed during such calendar month. Client must remit this monthly payment no later than the ninth (9th) day of such month.

●	If the Agreement automatically renews at the expiration of the Term, the Parties agree to negotiate a new General Compensation package in good-faith within sixty (60) days after the expiration of the Term with the Contractor being paid the General Compensation in such interim period.

Non-Qualified Stock Options (“NSOs”) to Vest During Term as Part of General Compensation:

●	Client hereby grants Contractor Two Hundred and Fifty Thousand (250,000) NSOs (the “Initial NSOs”) for services rendered at a strike price equal to the fair market value of the Client’s common stock on the date of grant (meaning, the closing price of such common stock on the Nasdaq Stock Market). The Initial NSOs date of grant and date of vesting shall be the Execution Date.

6.              Schedule B Bonus Compensation Addition. The following is added as a part of the “Bonus Compensation” set forth on Schedule B and is to appear after the section titled “Total Revenues Annual Bonus Compensation” and before the section titled “Reimbursement of Certain Expenses”

Total Revenues Annual Bonus Compensation. The following is added to the Section titled Bonus Compensation and will be additional bonus compensation as follows:

●	Client hereby grants Three Million (3,000,000) NSOs (the “Bonus NSOs”) that shall vest to Contractor on the schedule set forth below. The Bonus NSOs date of grant shall be the Execution Date.

[***]

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●	Gross Profit Margin. For purposes of this Bonus Compensation, based on annual audited financial statements as reported on the Client’s Annual Report on Form 10-K financial filings (a “Form 10-K”), the term Gross Profit Margin (“GPM”) shall be computed as follows: Gross Profit (“GP”) divided by Total Revenues, Net (“TR”), i.e., GPM=GP/TR.

●	The Bonus NSOs shall be subject to an annual testing period commensurate with the Client’s annual audited financial statements reported on the Client’s Annual Report on Form 10-K financial filings (a “Form 10-K”). The Bonus NSOs shall vest on the date of the Client’s actual Form 10-K filings and vest one (1) NSO for each $[***] of reported TR on the Client’s filed Form 10-K, if Client’s GPM meets or exceeds [***] ([***]%) for such year. For the avoidance of doubt, none of the Bonus NSOs shall vest, regardless of Client’s TR, if Client’s GPM during any year is below [***] percent ([***]%). All fractional Bonus NSO calculations shall be rounded down if below .5 and rounded up if .5 or above.

●	Market Event. A (“Market Event”) may occur if all Bidi Vapor, LLC, flavors (excluding tobacco flavor) distributed by Client are removed from the market, or issued a marketing denial order, by the FDA or any other governmental agency. Based upon an occurrence of a Market Event, the metric in determining vesting shall be reduced (“Reduced Metric”), by [***]% to one (1) NSO for each $[***] of reported TR on the Client’s filed Form 10-K if GPM meets or exceeds [***] percent ([***]%). The Reduced Metric shall be applied from the date of the Market Event for each applicable testing period until the expiration of the Term, or until such Market Event is no longer in effect.

●	of this Bonus Compensation, the term TR shall be computed and reflected in the Client’s Form 10-K filings, and, by way of example, if the Client has $[***] of TR in Form 10-K filing, and the GPM is computed to meet or exceed [***]%, then [***] Bonus NSOs shall vest to Contractor as of the Form 10-K filing date ([***]), which is rounded down.

●	True-Up for Year 2 and Year 3: The GPM shall be subject to a true-up calculation in years 2 and 3 of this Agreement based on the blended average GPM of years 1 and 2, and of years 1 and 2 and 3, or as follows;

●	Testing Period for Year 2. If Contractor does not attain GPM of [***] percent ([***]%) or higher in year 1, but attains a GPM of [***] percent ([***]%) or higher in year 2, then the blended average GPM for years 1 and 2 shall be calculated and if the blended average GPM for years 1 and 2 equals or exceeds [***] percent ([***]%), then Contractor shall be entitled to receive the unvested NSOs based on TR for years 1 and 2.

●	Testing Period for Year 3. If Contractor does not attain GPM of [***] percent ([***]%) or higher in either years 1 or 2 or both years 1 and 2, but attains a GPM of [***]percent ([***]%) or higher in year 3, then the blended average GPM for years 1 and 2 and 3 shall be calculated and if the blended average GPM for years 1 and 2 and 3 equals or exceeds [***] percent ([***]%), then Contractor shall be entitled to receive the unvested NSOs based on TR for years 1 and 2 and 3.

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●	Blended Average. The blended average for GPM shall be determined based on cumulative calculations of TR and GPM in any of the applicable testing periods. For example, the initial testing period for year 2 for a year 1 + year 2 calculation would be the cumulative GP derived by Client in years 1 and 2 divided by the cumulative TR in years 1 and 2. The blended average for GPM is not subject to any rounding.

●	All unvested Bonus NSOs shall immediately vest to Contractor if Client undergoes a Change of Control regardless of GPM or TR. The vesting date shall be the actual date the Change of Control occurs. For purposes of this Total Revenues Annual Bonus Compensation vesting only, a “Change of Control” shall mean any of the following: (i) any sale, lease or other disposition of all or substantially all of the Client’s assets or (ii) any merger, consolidation, equity exchange, reorganization, or other similar transaction or series of transactions in which Eric Mosser, Nirajkumar Patel, the family members of Nirajkumar Patel, the family members of Eric Mosser, trusts established for the primary benefit of Nirajkumar Patel, Eric Mosser, or their family members, or closely held business organizations organized, formed, or incorporated and that are owned by Nirajkumar Patel, Eric Mosser, the family members of Nirajkumar Patel, the family members of Eric Mosser, trusts established for the primary benefit of Nirajkumar Patel, Eric Mosser, or their family members (collectively, the “Founders”) collectively own fifty percent (50%) or less of the voting power in the resulting entity immediately after such event, or (iii) any purchase or purchases by any person or persons of equity interests of the Client directly from one or more of the Founders, the effect of which is, following such purchase or purchasers, that the Founders collectively own fifty percent (50%) or less of the voting power in the Client. For the avoidance of doubt, a Change of Control shall not occur under clause (iii) above if the purchase of the equity interests arises out of or relate to a securities offering by the Client pursuant to which new capital is raised by the Client.

●	All unvested Bonus NSOs shall be void if Client terminates this Agreement as the result of Contractor’s breach pursuant to Section 10 of this Agreement or if Contractor voluntarily elects to terminate this Agreement pursuant to Section 10 of this Agreement.

●	All unvested Bonus NSOs shall be adjusted accordingly if Client undergoes a reverse stock split or stock split.

●	If the Agreement automatically renews at the expiration of the Term, the Parties agree to negotiate a new Bonus Compensation package in good-faith within sixty (60) days after the expiration of the Term.

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7.              Effect of Amendment. Except as otherwise expressly and specifically provided herein, the Agreement shall remain unchanged and shall continue in full force and effect. From and after the date hereof, any references to the Agreement, in the Agreement or otherwise, shall be deemed to be references to the Agreement as amended by this Amendment.

8.              Entire Agreement; Successors and Assigns. This Amendment constitutes the entire agreement among the Parties with respect to the subject matter of this Amendment and supersedes all prior agreements, understandings, and discussions, whether written or oral, with respect thereto. This Amendment shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the Parties and their respective successors and permitted assigns.

9.              Counterparts. This Amendment may be executed in any number of counterparts, including, but not limited to electronically signed by DocuSign, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement. The signatures to this Amendment need not all be on a single copy of this Amendment, and may be facsimiles rather than originals, and shall be fully as effective as though all signatures were originals on the same copy.

10.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the substantive laws of the State of Florida, without reference to conflict of law principles.

(SIGNATURES ON FOLLOWING PAGES)

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IN WITNESS WHEREOF, the Parties have signed this Amendment as of the date first written above.

KAIVAL BRANDS INNOVATIONS GROUP, Inc., a Delaware corporation

By:	/s/ Eric Mosser
Eric Mosser, Chief Operating Officer

QUIKFILLRX, LLC, a Florida limited liability company

By:	/s/ Russell Quick
Russell Quick, Manager

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